Exhibit 10.4.2(c)

SECOND AMENDMENT TO PLANT HAL WANSLEY OPERATING AGREEMENT

THIS SECOND AMENDMENT to Plant Hal Wansley Operating Agreement, dated as of the 31st day of October, 2016 (the “Effective Date”), by and among Georgia Power Company (“GPC”), Oglethorpe Power Corporation (An Electric Membership Corporation) f/k/a Oglethorpe Power Corporation (An Electric Membership Generation and Transmission Corporation) f/k/a Oglethorpe Electric Membership Corporation (“OPC”), Municipal Electric Authority of Georgia (A Public Corporation and Instrumentality of The State of Georgia) (“MEAG”), and City of Dalton, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (“Dalton”), each individually, a “Participant,” and together, the “Participants.”

WITNESSETH

WHEREAS, the Participants have previously entered into that certain Plant Hal Wansley Operating Agreement by and between GPC and each of the Parties dated as of March 26, 1976 (GPC and OPC), as of August 27, 1976 (GPC and MEAG), and as of April 19, 1977 (GPC and Dalton), as amended by that certain Amendment to Plant Hal Wansley Operating Agreement by and among all of the Participants dated as of January 15, 1995 (as amended, the “Operating Agreements”) providing, among other things, for the management, control, maintenance, and operation of Plant Hal Wansley;

WHEREAS, the Participants mutually desire to amend certain provisions of each of their respective Operating Agreements as more particularly set forth in this Second Amendment;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Participants agree to amend each of their respective Operating Agreements as follows:

1.                                      Definitions.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Operating Agreements.

2.                                      Term.  Section 5(b), TERM, of each of the Operating Agreements is hereby amended by deleting the first sentence of the section in its entirety and inserting the following in lieu thereof:

This Agreement shall become effective upon the Closing provided for in Section 2 of the Ownership Agreement and shall remain in effect with respect to Wansley Unit No. 1 and Wansley Unit No. 2 until April 15, 2018.

3.                                      Ratification.  The Participants ratify and affirm each of their Operating Agreements as amended by this Second Amendment.  Except as expressly set forth in this Second Amendment, all other provisions of the Operating Agreements remain unchanged and in full force and effect. This Second Amendment may be executed in any number of counterparts and by original, electronic, or facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the duly authorized representatives of the undersigned Participants have executed this SECOND AMENDMENT under seal as of the Effective Date.

Signed, sealed and delivered in the presence of:	GEORGIA POWER COMPANY

	By:	/s/ Ted J. McCullough
/s/ Carol H. James	Print Name:	Ted J. McCullough
	Its:	EVP & Chief Production Officer
Notary Public

Signed, sealed and delivered in the presence of:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)

	By:	/s/ Michael L. Smith
/s/ George B. Taylor	Print Name:	Michael L. Smith
/s/ Sharon H. Wright	Its:	President and Chief Executive Officer
Notary Public

Signed, sealed and delivered in the presence of:	MUNICIPAL ELECTRIC
AUTHORITY OF GEORGIA

	By:	/s/ James E. Fuller
/s/ Dale Dyer	Print Name:	James E. Fuller
/s/ Cindy R. Carter	Its:	President and CEO
Notary Public

Signed, sealed and delivered in the presence of:	CITY OF DALTON, GEORGIA

	By:	/s/ Tom Bundros
/s/ Pam Witherow	Print Name:	Tom Bundros
	Its:	Chief Executive Officer
Notary Public